Report to:

Ardent Mines Ltd. and Rio São Pedro Mineração Ltda.

WEATHERED ORES OF THE FAZENDA LAVRAS GOLD
PROPERTY, PARACATU, MINAS GERAIS, BRAZIL

prepared by

João Batista G. Teixeira
Geologist, PhD, P.Geo.

September, 2010

Summary

Purpose	2
Scope	2
Disclaimer	3
Sources of Information	3
The Property	4
Regional Geology	7
Local Geology	8
Deposit Type	10
Gold Mining in Morro do Ouro	13
Early Mining	13
Operation of Rio Tinto Zinc	13
Operation of Kinross Gold Inc.	15
Historical Estimates (Kinross)	17
Current Estimates (Kinross)	18
Mineral Processing (Kinross)	18
Gold Exploration at Fazenda Lavras	20
Early Works	20
Exploration of Weathered Deposits	20
Bulk Sample and Gold Recovery	20
Recent Exploration	21
Exploration of Rio Tinto Zinc	24
Exploration of Amazon Mining	26
Weathered Ore Resources	26
Morro do Ouro	26
Fazenda Lavras	27
Estimation of Weathered Ore Resource (Fazenda Lavras)	27
Conclusion	29
Certificate and Consent	30

List of Figures

Figure 1 – Location of the Fazenda Lavras gold concession (in red) and adjacent concessions (Source: DNPM, Sept., 2010)	5
Figure 2 – Mosaic Google Earth image showing locations of the Fazenda Lavras Property (São Pedro Mineração Ltda.) and of the Morro do Ouro gold mine (Kinross Brasil Mmineração S.A.)	6
Figure 3 – Regional map of a sector of the Brasília Fold Belt, showing the main zinc and gold mines and deposits (Source: Misi et al., 2005).	7
Figure 4 – Satellite image with interpreted traces of regional structures. Barbed black and red lines mark major east-vergent thrust faults (Source: Coelho et al., 2008).	8
Figure 5 – Typical sulfide mineralization in boudinage structures of the Morro do Ouro gold mine (Source: Hanson, 2005).	9
Figure 6 – The same type of mineralized boudinage structures at the Fazenda Lavras gold deposit (Photo: J.B.G. Teixeira, 2007).	9
Figure 7 – Quartz boudins in the Fazenda Lavras Property (Photo: Y. Munemassa, 2007).	10

Figure 8 – Weathered carbonaceous quartz‐sericite metarhythmite of the Fazenda Lavras Property (Photo: Y. Munemassa, 2007).	10
Figure 9 – Quartz boudins within the carbonaceous metarhythmite (Photo: Y. Munemassa, 2007).	10
Figure 10 – Conceptual pre-mining weathering profile in the Morro do Ouro gold mine (Source: Hanson, 2005).	12
Figure 11 – Early gold mining of the weathered profile at the Fazenda Lavras Property (Photo: Y. Munemassa, 2007).	12
Figure 12 – Panoramic view of the Morro do Ouro open pit mine (Source: Puhlmann et al., 2006). The town of Paracatu is in the foreground. In the left side of the horizon is the Fazenda Lavras Property.	16
Figure 13 – Drill section 07N Morro do Ouro mine, looking north (Source: Hanson, 2005).	17
Figure 14 – Drill Section 05N Morro do Ouro mine, looking north (Source: Hanson, 2005).	17
Figure 15 – Gold mined in the Morro do Ouro as of October 31, 2005 (Source: Hanson, 2007).	18
Figure 16 – Simplified flow sheet existing Morro do Ouro mine process plant	19
Figure 17 – Simplified geological map of the Fazenda Lavras Property showing RTZ drill-hole locations and contours of geophysical anomalies from airborne surveys (Sources: Arantes & Associates, 1997 and Figueira et al., 2002).	22
Figure 18 – Simplified geological sections of the Fazenda Lavras Property. For locations see Figure 17 (Source: Arantes & Associates, 1997).	23

Purpose

To review exploration potential of the weathered ores of the Fazenda Lavras Gold Property located near Paracatu, Minas Gerais, Brazil.

Scope

At the request of Ardent Mines Ltd. and Rio São Pedro Mineração Ltda., respectively,  Dr. João Batista Guimarães Teixeira, P.Geo.  (the Author) was commissioned in September 2010 to prepare a Technical Report on the Fazenda Lavras Gold Project. The scope of the inquiries of the report included the following:

•	A review of historical exploration, in particular, a detailed review of early exploration conducted by previous tenement holders.

•	Characterization of the actual potential for the weathered gold deposits.

Disclaimer

The Author did not conduct a fully review of mineral title and ownership, and status of claims as outlined in this Report was obtained from the web disclosure site of DNPM, Departamento Nacional de Produção Mineral, at www.dnpm.gov.br.

Sources of Information

This report is based on three field visits to the area (July 4-5, 2007, January 8-10, 2010 and September 9-10, 2010) and on the following:

•	MSc Dissertation, University of Brasília: “Geochemistry of Carbonaceous Phyllites of the Morro do Ouro Deposit, Paracatu, State of Minas Gerais”, by B.S. de Almeida (2009).

•
Paper published in Revista Brasileira de Geociências, vol. 38, p.149-165: ”Estilos estruturais e evolução tectônica da porção mineira da bacia proterozóica do São Francisco”, by J.C.C. Coelho, M.A. Martins-Neto and M. S. Marinho (2008).

•	Consultancy report: “Geological evaluation of the Rio São Pedro Mineração Ltda. Property”, by Y. Munemassa (2007).

•
Paper presented at the 7th International Conference on Acid Rock Drainage (ICARD), March 26-30, 2006, St. Louis MO. R.I. Barnhisel (ed.) Published by the American Society of Mining and Reclamation (ASMR), 3134 Montavesta Road, Lexington, KY 40502: “Development and operation of a water balance at Rio Paracatu Mineração, Brazil”, by T. Puhlmann, C. Voss, J. Esper and R. D. Amaral (2006).

•	Report prepared for Kinross Gold Corporation, to comply with Canada’s National Instrument 43-101: “Paracatu Mining Technical Report, Paracatu, Minas Gerais State, Brazil”, by R.D. Henderson (2006).

•	Report prepared for Kinross Gold Corporation, to comply with Canada’s National Instrument 43-101: “Paracatu Mining Technical Report, Paracatu, Minas Gerais State, Brazil”, by W. Hanson (2005).

•
Paper published in Ore Geology Reviews, vol. 26, p. 263-304: “Sediment hosted lead–zinc deposits of the Neoproterozoic Bambuí Group and correlative sequences, São Francisco Craton, Brazil: A review and a possible metallogenic evolution model”, by A. Misi, S.S.S. Iyer, C.E.S. Coelho, C.C. G. Tassinari, W.J.S. Franca-Rocha, I.A. Cunha, A.S.R. Gomes, T.F. Oliveira, J.B.G.Teixeira and V.M.Conceição Filho (2005).

•	Geophysical report: Interpretação aerogeofísica do prospecto aurífero da Faz. Lavras, Paracatu – MG. Ralatório Final, by E. P. Figueira, M.Vieira, E. Henrique and R. Cordani (2002).

•
Consultancy report: “Avaliação Geo-econômica do Prospecto Aurífero da Fazenda Lavras, Paracatu, Minas Gerais”, by F.F. Silva, R. Moura, E. Lloyd,  F. Gomes, A. Borges, D. Arantes and A.C. Coelho (2000).

•
Consultancy report: “ Relatório da Fase I – Diagnóstico Técnico e Econômico do Projeto Fazenda Lavras – Volume I: Texto e Anexos – Volume II: Mapa geológico; Mapa de trincheiras e furos de sonda; Mapa de cubagem; Boletins de análises químicas e logs de furos de sondagem; Perfís de cubagem”, by Arantes & Associates (1997).

•
Consultancy report: “Relatório Final de Pesquisa, Referência DNPM 831.810/86, Alvará 2432/93; Local: Fazenda Lavras; Substância: Ouro; Município: Paracatu; Estado: Minas Gerais – Volumes I and II”, by A. N. de Figueiredo (1996).

The Property

The Fazenda Lavras Property consists of one mineral concession covering an area of 859.5 hectares, which holds the mining permit granted to Rio São Pedro Mineração Ltda.

The Property is centered at latitude 17°05’30” South and longitude 46°55’00” West, which is 10km northwest of the open pit of the Morro do Ouro mine, owned by Kinross Gold Corporation (Figures 1and 2). The nearest large city is Brasília, about 230km to the northwest.

46°57'0"W
46°56'0"W
46°55'0"W
46°54'0"W
46°53'0"W
46°52'0"W
17°2'0"S
17°3'0"S
17°4'0"S
17°5'0"S
17°6'0"S
17°7'0"S
17°8'0"S
17°9'0"S
Votorantim Metais Zinco S A
Votorantim Metais Zinco S A
Rima Industrial Sa
ELDER GUEDES DE AZEVEDO
Votorantim Metais Zinco S A
Kinross Brasil Mineração S A
Mineração Novo Horizonte Sa
Rio São Pedro Mineração Ltda
Kinross Brasil Mineração S A
Votorantim Metais Zinco S A
Mineração Novo Horizonte Sa
Mineração Novo Horizonte Sa
Kinross Brasil Mineração S A
Rio São Pedro Mineração Ltda
MINERAÇÃO DO MOINHO LTDA
Kinross Brasil Mineração S A
Kinross Brasil Mineração S A
RUBENS SILVA GOMES
Pageomin Projetos de Geologia e Mineração Ltda. Me
Kinross Brasil Mineração S A
Kinross Brasil Mineração S A
Pageomin Projetos de Geologia e Mineração Ltda. Me
Kinross Brasil Mineração S A
Kinross Brasil Mineração S A
Kinross Brasil Mineração S A
SERGIO LUIZ ESTRELLA DE PINHO
Kinross Brasil Mineração S A
Kinross Brasil Mineração S A
TERRATIVA MINERAIS S.A.
Geraldo Eduardo Cardoso Rodrigues
Kinross Brasil Mineração S A
Kinross Brasil Mineração S A
Kinross Brasil Mineração S A
JOSÉ FRANCISCO PEREIRA DA SILVA DE PÁDUA
Kinross Brasil Mineração S A
0
2
4
6km

Figure 1 – Location of the Fazenda Lavras gold concession (in red) and adjacent concessions
(Source: DNPM, Sept., 2010)

Figure 2 – Mosaic Google Earth image showing locations of the Fazenda Lavras Property (São
Pedro Mineração Ltda.)  and of the Morro do Ouro gold mine (Kinross Brasil Mmineração
S.A.)

Regional Geology

The mineralization is hosted by a thick sequence of phyllites belonging to the basal part of the Neoproterozoic Paracatu Formation and known locally as the Morro do Ouro Sequence (Figure 3).

Figure 3 – Regional map of a sector of the Brasília Fold Belt, showing the main zinc and gold mines and deposits (Source: Misi et al., 2005).

The sequence outcrops in a northerly trend in the eastern Brasilia Fold Belt, which, in turn, forms the western edge of the São Francisco Craton.

The Brasilia Fold Belt predominantly consists of clastic sediments, which have undergone lower greenschist grade metamorphism along with significant nappe and thrust deformation. A series of east-northeast trending thrust faults are extensively developed along the belt. Metamorphic grade increases towards the west as the thickness of the fold belt increases.

The timing of deformation is estimated at between 800-600 Ma during the Brasiliano orogenic cycle and the mineralization is believed to originate syngenetically with this period of deformation.

The geotectonic evolution and the geological characteristics of the region allow one to believe that the gold mineralizations of the Morro do Ouro mine and of the Fazenda Lavras deposit belong to the same near N-S thrust related gold belt located at the base of the Paracatu Formation (Figure 4). Until now this very interesting gold belt is largely unexplored.

Figure 4 – Satellite image with interpreted traces of regional structures. Barbed black and red lines mark major east-vergent thrust faults (Source: Coelho et al., 2008).

Local Geology

The phyllites exhibit extensive deformation and feature well developed quartz boudins and associated sulfide mineralization (Figures 5, 6 and 7). Sericite is common, likely as a result of extensive metamorphism of the host rocks.

Primary sedimentary features and bedding planes are easily recognizable but are intensively deformed with development of thrusting, bedding plane thrusting, sygmoidal and boudinage structures (Figures 8 and 9).

Mineralization is closely related to a period of ductile deformation, associated shearing and thrust faulting. Overall, the Morro do Ouro sequence has been thrust to the northeast. Intense, low angle isoclinal folds are commonly observed.

The mineralization plunges to the west-southwest at low angles (5 to 20°), and there is secondary folding with axial planes striking to the northwest resulting in kink bands and egg box fold pattern in some areas.

Figure 5 – Typical sulfide mineralization in boudinage structures of the Morro do Ouro gold mine (Source: Hanson, 2005).

Figure 6 – The same type of mineralized boudinage structures at the Fazenda Lavras gold deposit (Photo: J.B.G. Teixeira, 2007).

Figure 7 – Quartz boudins in the Fazenda Lavras Property (Photo: Y. Munemassa, 2007).

Figure 8 – Weathered carbonaceous quartz‐sericite metarhythmite of the Fazenda Lavras Property (Photo: Y. Munemassa, 2007).

Figure 9 – Quartz boudins within the carbonaceous metarhythmite (Photo: Y. Munemassa, 2007).

Deposit Type

The Morro do Ouro mine is the lowest grade gold operation in the world (0.41g Au/t), notwithstanding, from 2009 it became the largest gold producer in Brazil. In 2006, Kinross began an expansion of the mill facilities, with an expected throughput to 61 million tonnes per annum. Production of gold from the expansion plant began in September 2008. The expansion is expected to extend the life of the mining operation to 2040 (Kinross Gold Inc., Sept. 2010).

The Morro do Ouro orebody is hosted by a shallow southwest dipping structural zone, within which the Morro do Ouro metasedimentary rocks host abundant quartz-carbonate-sulfide boudins.

Boudin occurrence is higher in the central part of the deposit (5%) than on the margins (2%). The boudins contain a sulfide assemblage dominated by pyrite and arsenopyrite, with minor sphalerite, galena, pyrrhotite and chalcopyrite.

Mineralization in the Morro do Ouro mine is subdivided into four horizons defined by the degree of oxidation and surface weathering and the associated sulfide mineralization. These units are, from surface, the “C”, “T”, “B1” and “B2” horizons (Figure 10).

Type “C” mineralization occurs at surface and extends to 20-40 meters from surface. Type “C” mineralization is completely altered with no remaining sulfides. It also features localized laterite development (Figure 11).

The “T” horizon is generally only a couple of meters thick. It is multicolored and is essentially marks the transition from the “C” horizon to the “B1” horizon.

The “B1” horizon is dark in colour and carbonaceous with less oxidation than the “C” horizon. Sulfides have been completely oxidized but some fresh sulfide material is visible in the quartz boudins.

“B2” mineralization was originally described as unweathered or fresh mineralization with primary sulfides. The contact between un-mineralized host rock (Type “A”) and the various mineralized horizons is gradational, occurring over a 10 m wide zone that is characterized by arsenic values of 200-500 ppm and up to 0.2 g Au/t.

The Morro do Ouro deposit is a metamorphic gold system with finely disseminated gold mineralization hosted within an original bedded sedimentary host (phyllite). Very fine, evenly distributed gold (associated with sulfides) is finely disseminated throughout a thinly bedded phyllite (metamorphosed argillaceous sedimentary rock) of Neoproterozoic age.

           Whole rock geochemistry, x-ray diffractrometry and counts of boudin volumes were used to investigate geochemical variations within and around the orebody and their relationship to boudins. Unmineralized carbonaceous phyllites in the footwall of the orebody are composed of chlorite, muscovite and quartz, with rare quartz boudins and weak deformation indicators.  These rocks have higher values of SiO2, Zr, V, Cr and Al than the mineralized phyllites..In contrast, mineralized carbonaceous phyllites are dominated by quartz and muscovite (no chlorite), have much higher boudin volumes (quartz, siderite and sulfides), have much more intense deformation and are also enriched in Au, Ag, As, Pb, Zn, C and S (Almeida, 2009).

Figure 10 – Conceptual pre-mining weathering profile in the Morro do Ouro gold mine (Source: Hanson, 2005).

Figure 11 – Early gold mining of the weathered profile at the Fazenda Lavras Property (Photo: Y. Munemassa, 2007).

The phyllites at Morro do Ouro are highly deformed as a result of tectonic processes. Gold mineralization was introduced syntectonically, the result of metamorphic alteration during thrusting of the Morro do Ouro sequence over top of the rocks of the younger Vazante Formation. Metamorphic grade increases from east to the west.

Structural interpretation suggests that mineralization was precipitated within a high strain zone where silica and carbonate were scavenged out of the host phyllites resulting in an increase in graphite content that may have acted as a chemical trap, precipitating out gold and sulfide mineralization remobilized during metamorphic alteration of the Morro do Ouro Sequence.

Gold Mining in Morro do Ouro

Early Mining

The mining history of the Paracatu region is closely associated with the activities of the “bandeirantes”, who prospected for gold in Brazil’s interior, arriving in the Paracatu region in 1722 after the discovery of gold alluvial placers.

Alluvial mining peaked during the second half of the 18th century. The alluvial mining was not limited to the placer deposits along Riacho Rico (creek), they also exploited the oxidized ore outcrop on the top of Morro do Ouro hill or the “Hill of Gold”.

Gold production declined sharply in the region during the first decade of the 19th century. From this point forward, production was limited to “garimpeiros”, subsistence level mining practiced by local inhabitants. Various prospectors explored the region but economically viable operations were limited as a result of the low-grade nature of the deposits.

Operation of Rio Tinto Zinc

Beginning in 1970, Paracatu attracted some attention from mineral exploration companies looking for lead and zinc deposits in the area. The interest in the gold of Morro do Ouro was secondary as the majority of the companies were not attracted by the gold grade, considered to be too low to be economically extracted.

In 1980, Rio Tinto Zinc (RTZ), operating in Brazil under the name of Riofinex do Brasil, joined with Billiton in a partnership to explore land in Brazil. Billiton owned the Morro do Ouro area but had no interest in investing in the area.

In 1984 Billiton sold the balance of its shares in the Morro do Ouro area to Riofinex. Riofinex embarked on a surface exploration program that focused on the oxidized and weathered horizons of the Moro do Ouro area. At the end of 1984, based on the data from hundreds of test pits (up to 25 m deep) and further supported by a total of 44 drill holes, a reserve of 97.5Mt at 0.587g Au/t  was estimated at what is currently known as the Paracatu Mine.

RTZ was the first company to apply modern exploration methods at Paracatu. Northeast of Riacho Rico, the deposit had been drilled on a nominal 100×100 meter drill spacing.

This estimate only included the superficial oxidized ore, then categorized as type “C” or “T” ore. Despite the low gold grade, Riofinex’s geologists believed that profitable extraction of the ore could be realized. In 1985 this was confirmed by a feasibility study. Total investment up to that period was $7.3 million including ground acquisition costs, exploration costs, and the cost of the feasibility study.

Approval was granted by Rio Tinto to construct a mining project at a capital cost of approximately US$ 65 million, on the condition that a Brazilian partner could be secured for the venture. At the end of 1985, RTZ Mineracão, successor to Riofinex, struck a joint venture agreement with Autram Mineração e Participações (Autram) to joint venture the project through a new company, Rio Paracatu Mineração (RPM), with Rio Tinto holding a 51% operating interest and Autram the remaining 49%.

Autram’s interest was ceded to TVX Participações who later became TVX Gold Inc. (TVX). TVX entered into an agreement with Newmont that resulted in Newmont and TVX holding a 24.5% interest in Paracatu.

In early 2003, TVX acquired Newmont’s 24.5% interest resulting in TVX having a 49% interest in Paracatu. Almost immediately, Kinross acquired TVX’s interest as part of the Kinross, TVX, Echo Bay Mines Ltd (EBM), merger agreement.

Production at Paracatu commenced in October 1987 treating oxidized and highly weathered ore from the “C” and “T” ore horizons described above. The first gold bar was poured in December 1987. The following year, the mine throughput reached the design capacity of 6.1Mtpa.

After start up, the throughput rate was progressively increased to 13 Mtpa, as a result of a number of improvement programs. In 1993, an $18.3M Optimization Project was commissioned providing extra water and flotation capacity for the circuit.

Throughput at Paracatu was increased again to 16 Mtpa in 1997 after completion of Expansion Project I with a capital cost expenditure of $47.3 M.

Expansion Project II (1999) increased the mill throughput to 20Mtpa after a capital investment of $6.2M. Due to an increase in ore hardness, throughput has now fallen to the 17.0Mtpa level.

Total capital investment to December 31, 2004 totalled $249.4M dollars. This includes the initial purchase costs of the land, all engineering, the initial construction costs, later optimization and expansion capital costs, the purchase of the mining fleet and other smaller capital investments to optimize the existing project.

In December 2004, Kinross purchased Rio Tinto’s 51% interest in the RPM mine giving Kinross a 100% interest in RPM and the Paracatu mine.

Operation of Kinross Gold Inc.

The Morro do Ouro mine is operated by Kinross Brasil Mineração S.A., a wholly owned subsidiary of Kinross Gold Corporation.

The mine includes an open cast mine, process plant, tailings impoundment area and related surface infrastructure and support buildings. The planned open pit operation will developed over an area of 5000 by 2500 meters. Current plant throughput averages 18Mtpa.

Currently, mining does not require any waste removal (stripping) and just a limited amount of explosive is necessary to blast the harder ores prior to excavation (Figure 12).

Figure 12 – Panoramic view of the Morro do Ouro open pit mine (Source: Puhlmann et al., 2006). The town of Paracatu is in the foreground.  In the left side of the horizon is the Fazenda Lavras Property.

The mineral resource model for Morro do Ouro is developed from a series of oriented drill sections on which all exploration results have been plotted. Observation of the drill core is used to define the “C”, “T”, “B1” and “B2” contacts, which are interpreted on individual sections (Figures 13 and 14).

Figure 13 – Drill section 07N  Morro do Ouro mine, looking north (Source: Hanson, 2005).

Figure 14 – Drill Section 05N Morro do Ouro mine, looking north (Source: Hanson, 2005).

Historical Estimates (Kinross)

The history at Morro do Ouro indicates continuous growth of the reserve base reflecting increased geological knowledge and improved process efficiencies. Figure 15 is a graph showing  the changes in contained ounces from the start of commercial production.

Figure 15 – Gold mined in the Morro do Ouro as of October 31, 2005 (Source: Hanson, 2007).

Current Estimates (Kinross)

The proven and probable mineral reserve estimate for the Morro do Ouro mine is summarized in Table 1. The mean specific gravity for mineralized drill cores was 2.77 and the cut off grade used to report mineral reserves was 0.21g Au/t.

Table 1 - Gold Reserves for the Morro do Ouro gold mine. (Source: Kinross Gold Inc., Sept. 2010)

	Tonnes	Grade	Ounces
Gold	(kt)	(g/t)	(koz)
Proven & Probable Reserves	1,320,886	0.41	17,472
Mineral Processing (Kinross)

Run-of-mine ore is crushed and sent to blending bins, which feed the grinding circuit of single stage ball mills. Ball mills are in closed circuit with hydrocyclones. A portion of the circulating load passes through jigs for gravimetric recovery of gold (Figure 16).

Flotation is conducted in three stages: flash, scavenger and cleaner for Au and sulfide recovery. The flotation tails are thickened and then sent to the main tailings pond.

The sulfidic flotation concentrates are sent to the hydrometallurgy plant and average about 20g Au/t. The coarser fraction of this concentrate, about 10%, is treated gravimetrically in a Knelson concentrator recovering approximately 20% of the Au. Concentrate from the Knelson is sent to shaking tables and then on to the smelting furnace. The finer sulfide concentrate is reground, thickened and sent to the carbon-in-leach (CIL) circuit. The Au is recovered by electrowinning and then sent to the smelting furnace.

The products from CIL and from the shaking tables are calcined and smelted in an induction furnace resulting in bullion containing 75 to 80% Au and 20 to 25% Ag.

Figure 16 – Simplified flow sheet existing Morro do Ouro mine process plant
(Source: Hanson, 2005).

Gold Exploration at Fazenda Lavras

Early Works

Gold was first recovered from the local streams in 1733. When settlers arrived during the 18th century they worked the alluvial deposits and later the soft bedrock of the Morro do Ouro and surrounding areas. Old workings, excavations and washed gravels are still visible on the ground of Fazenda Lavras.

Exploration of Weathered Deposits

The Fazenda Lavras deposit was first worked by Mineração Serra do Encanto Ltda. The final exploration report was presented to the DNPM on August 1996 (Relatório Final de Pesquisa. Reference: DNPM 831810/86. Alvará: 2432/93).

The following reserves were calculated:

•	Proven: 16,464,350t @ 0.791g Au/t.

•	Indicated: 8,349,464t @ 0.618g Au/t.

•	Inferred: 7,326,131t @ 0.618g Au/t.

The reserves were calculated using the analytical results of 11 diamond drill holes. The maximum depth was observed on hole F5-08 (46 meters). The average Au values obtained on 135 core samples from 15 diamond drill holes was 0.67g Au/t. The assays were carried out at METAGO laboratory (currently FUNMINERAL), in Goiânia, Goiás.

Bulk Sample and Gold Recovery

During the 1990’s a small plant was set up to bulk sample the Fazenda Lavras Property bedrock. The first pass in 1993 processed 22 thousand tonnes of ore and recovered 14.78kg of gold, for an approximate average grade of 0.67g Au/t. During 1995 the same plant processed 30 thousand tonnes of ore, but the total gold recovered has not been reported.

Results, however, were encouraging enough that in 1997 a feasibility study was initiated to investigate the technical and economic aspects of the Fazenda Lavras deposit.

Recent Exploration

A summary of the modern sequential exploration done at the Fazenda Lavras Property is presented below:

•	Geological mapping, pitting, trenching and shallow drilling (average depth of 15 meters), described by Figueiredo (1996).

•	Geological mapping and detailed investigation of the gold mineralization, described by Arantes & Associates (1997).

•	Geological mapping, drilling (10 diamond-drill holes) and geophysical survey (airborne and ground magnetometry), described by Silva et al. (2000).

•	Arantes & Associates (1997) presented a geological map (Figure 17) and a series of interpreted cross sections of the Fazenda Lavras Property (Figure 18).

Based on the previous work commented above and on his own field observations, the present Author concluded that the geological units, structures and gold mineralization of the Fazenda Lavras deposit are quite similar to those of the Morro do Ouro gold mine.

The low-grade gold mineralization is hosted by a thick sequence of carbonaceous phyllites belonging to the basal part of the Neoproterozoic Paracatu Formation (Morro do Ouro Sequence).

N
8112000
8111000
8110000
8109000
8108000
295000
296000
297000
298000
0
500
1000 m
LAH-01
LAH-02
LAH-03
LAH-04
LAH-05
LAH-06
LAH-07
LAH-08
LAH-09
LAH-10
A
A'
B
B'
C
C'
D
D'
E
E'
Carbonaceous phyllite
Carbonaceous phyllite with gold-bearing quartz boundins and veins
Carbonaceous phyllite with quartzite intercalations
Carbonatic phyllite
Thrust fault
A — A' Geological section (see Figure 17)
Limit of concession
LAH-09 Diamond-drill hole
CONTOURS OF GEOPHYSICAL ANOMALIES
Magnetic high
Uranium high
Potassium high
U/K high

Figure 17 – Simplified geological map of the Fazenda Lavras Property showing RTZ drill-hole locations and contours of geophysical anomalies from airborne surveys
(Sources: Arantes & Associates, 1997 and Figueira et al., 2002).

A
A'
B
B'
C
C'
D
D'
E
E'
(m)
750
700
650
600
550
500
Carbonaceous phyllite
Carbonaceous phyllite with gold-bearing quartz boundins and veins
Carbonaceous phyllite with quartzite intercalations
Carbonatic phyllite

Figure 18 – Simplified geological sections of the Fazenda Lavras Property. For locations see Figure 17 (Source: Arantes & Associates, 1997).

Exploration of Rio Tinto Zinc

Subsequently, the Fazenda Lavras deposit was explored by RTDM a Brazilian exploration branch of Rio Tinto Zinc (RTZ) in 2000 (Silva et al., 2000).

A diamond core drilling program (1,613.57 m) was distributed in ten holes (Figure 17 and Table 2).

A total of 1,565 core samples were sent to the Bondar Clegg lab (now ALS Chemex) for gold assays by FA/AA (50 grams). Standard controls samples were inserted on the batches sent to the lab (total of 30 samples). The assays of the core samples yielded very low Au values (Table 3) and no resource estimation was carried out by RTZ.

Table 2 – List of RTDM diamond drill holes in the Fazenda Lavras Property (Source: Silva et al, 2000)

DDH	UTM	Altitude of collar (m)	Inclination	Final depth (m)	Number of samples	Number of analyses
LAH-01	295849.166 8110558.337	781.062	90º	50.80	51	51
LAH-02	2955512.173 8110809.173	790.792	90º	67.50	67	67
LAH-03	295329.529 8110662.340	765.918	90º	135.10	135	135
LAH-04	295113.692 8110391.714	758.444	90º	169.05	169	157
LAH-05	295040.550 8110163.771	749.759	90º	166.68	167	153
LAH-06	295910.469 8110149.908	749.415	90º	159.75	160	149
LAH-07	296031.999 8109888.920	734.245	90º	151.50	151	151
LAH-08	294512.047 8110376.374	768.792	90º	229.50	229	229
LAH-09	295330.468 8109174.377	746.194	90º	248.54	248	248
LAH-10	295308.711 8109717.768	742.862	70º/140º	235.15	235	225
TOTAL				1,613.57	1,612	1,565

Table 3 – Gold results of RTDM diamond drill holes in the Fazenda Lavras Property (Source: Silva et al, 2000)

DDH (LAH)	SAMPLE (LAT)	Depth (m)	Interval (m)	Au (ppm)	Best sample in interval
01	12 – 17	11.00 – 17.00	6	0.329	LAT-15 1m @ 1.036 ppm
01	01	0.00 – 1.00	1	0.136
01	07	6.00 – 7.00	1	0.141
01	46	45.00 – 46.00	1	0.134
01	48 – 49	47.00 – 49.00	2	0.109	LAT-48 1m @ 0.122 ppm
02	65 – 68	13.00 – 17.00	4	0.245	LAT-65 1m @ 0.520 ppm
02	54	2.00 – 3.00	1	0.143
02	83	31.00 – 32.00	1	0.128
03	149 – 150	30.00 – 32.00	2	0.253	LAT-150 1m @ 0.356 ppm
04	256 – 259	2.00 – 6.00	4	0.130	LAT-259 1m @ 0.173 ppm
04	262 – 264	8.00 – 11.00	3	0.112	LAT-263 1m @ 0.136 ppm
04	266	12.00 – 13.00	1	0.111
04	276 – 280	22.00 – 27.00	5	0.681	LAT-279 1m @ 1.004 ppm
04	282 – 289	28.00 – 36.00	8	0.250	LAT-283 1m @ 0.436 ppm
04	331	77.00 – 78.00	1	0.218
04	350	96.00 – 97.00	1	0.610
05	417 – 418	6.00 – 8.00	2	0.135	LAT-418 1m @ 0.138 ppm
05	438	27.00 – 28.00	1	0.112
05	454	43.00 – 44.00	1	0.566
05	465 – 470	54.00 – 60.00	6	0.188	LAT-469 1m @ 0.592 ppm
06	573	9.00 – 10.00	1	0.298
06	583	19.00 – 20.00	1	0.162
06	586	22.00 – 23.00	1	0.398
06	592	28.00 – 29.00	1	0.171
06	599	35.00 – 36.00	1	0.255
06	609	45.00 – 46.00	1	0.112
06	623	59.00 – 60.00	1	0.262
06	626	62.00 – 63.00	1	0.144
07	713	0.00 – 1.00	1	0.162
07	718	5.00 – 6.00	1	0.283
07	730 – 733	17.00 – 21.00	4	0.120	LAT-730 1m @ 0.152 ppm
07	743	30.00 – 31.00	1	0.145
07	775	62.00 – 63.00	1	0.186
08	973	109.00 – 110.00	1	0.289
08	983	119.00 – 120.00	1	0.372
08	987 – 990	123.00 – 127.00	4	0.120	LAT-988 1m @ 0.229 ppm
08	992 – 993	128.00 – 130.00	2	0.112	LAT-992 1m @ 0.112 ppm
08	998	134.00 – 135.00	1	0.145
08	999 – 1005	135.00 – 142.00	7	0.365
08	1009	145.00 – 146.00	1	0.241
09	1230	137.00 – 138.00	1	0.152
09	1239	146.00 – 147.00	1	0.124
09	1246	153.00 – 154.00	1	0.180
09	1299	206.00 – 207.00	1	0.158
09	1302	209.00 – 210.00	1	0.117
09	1304	211.00 – 212.00	1	0.123
10	1412	71.00 – 72.00	1	0.124
10	1419	78.00 – 79.00	1	0.434
10	1423	82.00 – 83.00	1	0.208
10	1452	111.00 – 112.00	1	0.839
10	1456	115.00 – 116.00	1	0.350
10	1493	152.00 – 153.00	1	0.103
10	1522	181.00 – 182.00	1	0.119

Exploration of Amazon Mining

In July 2007, an agreement with São Pedro Mineração Ltda. was signed in which Amazon Mining Holding Plc. – AMZ (a UK public company with shares listed on the TSX Venture Exchange) acquired a 100% interest in the Fazenda Lavras Gold Project. In January 2008 AMZ announced that it would start drilling on the Lavras Project.

Probably affected by the financial crisis that developed worldwide in the Summer and Fall of 2008, AMZ never committed resources to conduct a compliant drilling program. In July of 2008 AMZ notified the owners of São Pedro Mineração Ltda of their financial limitations and inability to conduct the promised drilling program or effect payments as contemplated in their contract, which became ineffective.

Weathered Ore Resources

Morro do Ouro

The Morro do Ouro mine is located within a regional gold belt, which is structuraly controlled at the basal part of the Neoproterozoic Paracatu Formation.

Mineralization in this belt occurs within a sequence of phyllites that have been thrust from SW to NE producing extensive deformation. Gold grades increase along with the frequency of boudins, intensity of shearing and arsenopyrite content.

The timing of gold and sulfide mineralization was syn-deformational. Gold and sulfides were scavenged from the Morro do Ouro sedimentary sequence during deformation and localized within the high strain zone(s) that acted as chemical traps due to dissolution of silica and carbonate and resulting increase in graphite.

Subsequent surface weathering produced four, discrete, weathering horizons, known as the “C”, “T”, “B1” and “B2”, which are defined by the degree of oxidation and surface weathering and the associated sulfide mineralization.

The weathered ore contained in the “C” and “T” horizons of Morro do Ouro has been entirely mined by Rio Tinto Zinc (RTZ), during a continuous operation that lasted 17 years (1987-2004).

Exploitation of the primary ore at Morro do Ouro (“B1” and “B2” horizons) is currently under way, and was made possible because of a large amount of time and money invested by Kinross on the optimization technology of resource evaluation and low-grade gold recovery (0.4g Au/t), allied to the highly favorable gold price (for details, see Henderson. 2006).

The Morro do Ouro gold mine is now comprised of a large open pit, a mineral processing plant, tailings storage facilities and related surface infrastructure, currently operating at approximately 18 million tonnes per year.

Fazenda Lavras

Based on its geological characteristics and close proximity, the Fazenda Lavras deposit appears to be the northward continuation of the gold mineralization found in the Morro do Ouro mine.

Exploration for the “B1” and B2” horizons, conducted by Rio Tinto Zinc and later by Amazon Mining Holding Plc. failed to get any economic resource from the primary ores.This could be interpreted in two ways: (i) both companies have employed accurate exploration techniques, but primary mineralization in Fazenda Lavras is discontinuous and prevents identification of an ore reserve amenable to open pit mining, or (ii) exploration techniques were not adequate in regard of this unique, very low-grade and unevenly distributed gold mineralization.

In the decade of 1990 a small sector of the “C” horizon of Fazenda Lavras was explored by Mineração Serra do Encanto Ltda., which attained an approximate resource of 33Mt of ore @ 0.67g Au/t. Recent exploration efforts, however, paid little attention to the potential for low-grade deposits hosted by the “C” and “T” weathered horizons of the Fazenda Lavras Property.

Estimation of Weathered Ore Resource (Fazenda Lavras)

The following estimate is based on information from previous mining operations developed by Mineração Serra do Encanto Ltda and also on additional investigation carried out by the Author.

The total area of weathered ore outcrop can be seen in Figure 19.

LEGEND
Dirt road
Limit of old excavation
Stream
Dam
Limit of Rio São Pedro Mineração Concession
Diamond-drill hole Rio São Pedro Mineração
GEOLOGY
Quartz-sericite metarhythmite with carbonaceous bands
Weathered ore: Carbonaceous quartz-sericite metarhythmite with quartz boudins, displaying boxwork textures after sulfides
Carbonatic phyllite and quartzite
Foliation
Thrust fault
ESTIMATION OF WEATHERED ORE RESOURCE
Area of exposed ore: 2,750,000m²
Ore density: 2.40t/m³
Average gold mining grade: 0.67g Au/t
Average depth for open pit mining operation: 40m
Estimated ore resource: approx. 176,880kg Au.
298000
297000
296000
295000
8111000
8110000
8109000
8108000
F-41
F-50
F5-01
F5-02
F-38
F5-03
F-61
F-57
Fazenda Lavras
F-58
F5-06
F5-05
F5-07
F5-08
F5-09
Paracatu
0 250 500 750 1000 1250 m
South American Datum 69, Zone 23S

Figure 19 – Geological map of the Rio São Pedro Mineração mining concession.

The estimated (noncompliant) mineral resource for the Fazenda Lavras Property is summarized in Table 4. The mean specific gravity for mineralized drill cores was 2.40 and the average grade was 0.67g Au/t. The average depth of mining operation is 40 meters, and no cut off grade was used to report mineral resources.

Table 4 – Weathered Ore Resources for the Fazenda Lavras Gold Property

	Resource	Grade	Gold	Ounces
	(t)	(g/t)	(kg)	(oz)
Estimated Resources	264,000,000	0.67	176,880	5,700,000

The estimated mineral resources lie below the current water table and virtually there is no overburden.

The estimated metal content does not include any consideration of mining, mineral processing, or metallurgical recoveries.

The most likely cut-off grade for this deposit is not known at this time and must be confirmed by the appropriate economic studies.

Conclusion

•
Recent exploration, including 14 core holes, followed by a bulk sampling prodecure, has identified potentially economic mineralization below the depth reached by past garimpeiro mining inside the Fazenda Lavras gold property.

•	A mineral (noncompliant) resource estimation yielded approximately 5,700Moz gold up to an average depth of 40 meters.

•	The Fazenda Lavras Project justifies an exploration program and budget, of which the greater part should be invested in detailed geological mapping, trenching, pitting and shallow drilling.

•	The objective of this program is to calculate the actual ore reserves and elaborate the mining planning for the weathered gold mineralization.